UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 2, 2007
WILLBROS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Republic of Panama
(State or Other Jurisdiction of Incorporation)

1-11953 (Commission File Number)	98-0160660 (IRS Employer Identification No.)
Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama
(Address of Principal Executive Offices)          (Zip Code)
+50-7-213-0947
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 2, 2007, Willbros Group, Inc. (“Willbros”) entered into a Waiver Agreement (the “Waiver Agreement”) with Portside Growth and Opportunity Fund (“Portside”), the holder of a majority in aggregate principal amount of the Company’s 6.5% Convertible Senior Notes due 2012 issued pursuant to and outstanding under an Indenture dated as of December 23, 2005 (the “Indenture”), among the Company, Willbros USA, Inc., a Delaware corporation (the “Guarantor”), and The Bank of New York, a New York banking corporation (the “Trustee”). The Waiver Agreement provides, among other things, that in consideration for a payment of $390,000 to Portside, Portside consents to the modifications and amendments to the Indenture substantially in the form and substance set forth in the form of first supplemental indenture attached to the Waiver Agreement. A copy of the Waiver Agreement is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.
     On November 2, 2007, Willbros entered into a First Supplemental Indenture dated as of November 2, 2007 (the “First Supplemental Indenture”), with the Guarantor and the Trustee. The First Supplemental Indenture provides, among other things, for an amendment to Section 6.13 of the Indenture so that during the period from November 2, 2007 to June 30, 2008, certain restrictions on the Company’s ability to incur indebtedness shall be replaced with more lenient restrictions, provided the Company receives gross proceeds of at least $100,000,000 from the issuance of its common stock in an underwritten public offering. A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated into this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:
4.1	Waiver Agreement dated November 2, 2007 with respect to the First Supplemental Indenture.

4.2	First Supplemental Indenture dated November 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: November 2, 2007	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Waiver Agreement dated November 2, 2007 with respect to the First Supplemental Indenture.

4.2	First Supplemental Indenture dated November 2, 2007.